UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 19, 2006
POTOMAC ELECTRIC POWER COMPANY (Exact name of registrant as specified in its charter)
District of Columbia and Virginia (State or other jurisdiction of incorporation)	001-01072 (Commission File Number)	53-0127880 (IRS Employer Identification No.)
701 Ninth Street, N.W., Washington, DC (Address of principal executive offices)		20068 (Zip Code)
Registrant"s telephone number, including area code (202) 872-3526
Not Applicable (Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Potomac Electric Power Company Form 8-K
Item 8.01	Other Events.
Maryland Customer Electricity Cost Increase Deferral

          As previously disclosed, the Maryland Public Service Commission ("MPSC") approved a settlement agreement on April 21, 2006, among Potomac Electric Power Company ("Pepco"), the staff of the MPSC, and the Maryland Office of People's Counsel. The settlement agreement provides for a rate mitigation program for Pepco's residential customers to address recent significant increases in electricity costs.

Through May 17, 2006, approximately 1% of Pepco's residential customers have elected to participate in the deferral program.
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
POTOMAC ELECTRIC POWER COMPANY (Registrant)
Date May 19, 2006		/s/ JOSEPH M. RIGBY Name: Joseph M. Rigby Title: Senior Vice President and Chief Financial Officer
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